UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2006

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2006, NeoMagic Corporation (the “Company”) entered into bonus agreements (the “Agreements”) with certain officers of the Company. Under the Agreements, the officers are eligible to receive bonuses payable prior to March 31, 2007 based upon meeting certain performance metrics during the fiscal year ending January 31, 2007, such as total revenue targets, product revenue targets and engineering project completion dates.

Doug Young, the Company’s Chief Executive Officer, is eligible to earn a bonus of up to $75,000. Scott Sullinger, the Company’s Chief Financial Officer, is eligible to earn a bonus of up to $40,000. Syed Zaidi, the Company’s Vice President of Corporate Engineering, is eligible to earn a bonus of up to $40,000. Three other Company vice presidents are eligible to earn bonuses that total $85,000 in the aggregate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: May 16, 2006	/s/ Scott Sullinger
Scott Sullinger
Chief Financial Officer